UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-42750	N/A
(Commission File Number)	(IRS Employer Identification No.)

3123-595 Burrard Street Vancouver, British Columbia, Canada	V7X 1J1
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, NexMetals Mining Corp. (the “Company”) appointed Warwick Morley-Jepson to its Board of Directors (the “Board”), effective immediately. Mr. Morley-Jepson will serve as an independent director and Co-Chair of the Company’s newly formed Safety, Sustainability and Technical Committee.

Mr. Morley-Jepson, age 67, has a distinguished mining career spanning more than 40 years in the precious and base metal sectors. In his early career, he held numerous senior operational and project development roles, later progressing to executive positions within recognized global mining companies. His previous experience includes a period of seven years from October 2009 to December 2016 at Kinross Gold Corporation, where he progressed from a mine operations role as Regional Vice President to Executive Vice President and Chief Operating Officer, responsible for the company’s operations and project development activities globally. He later went on to serve as Executive Vice President and Chief Operating Officer for Ivanhoe Mines from August 2019 to June 2020.

During the past five years, Warwick Morley-Jepson has held a number of public company directorships. He served as a director of Wesdome Gold Mines Ltd. for the period June 2017 through to June 2024. During that period of 7 years he served as Chairman of the Board for the last 5 years. Mr. Morley-Jepson currently serves as an independent director of Amaroq Minerals Ltd. (formerly AEX Gold Ltd.) and has done so since July 2021. In addition, he served as an independent director of Karora Resources Inc. (formerly RNC Minerals Corp.) from February 2019 to June 2023.

There is no arrangement or understanding between Mr. Morley-Jepson and any other person pursuant to which Mr. Morley-Jepson was appointed as a director. There is no family relationship between Mr. Morley-Jepson and any director or executive officer of the Company. There are no transactions between Mr. Morley-Jepson and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Following this appointment, the Company’s Board will be comprised of nine directors: Paul Martin (Chair), Warwick Morley Jepson, Philipa Varris, André van Niekerk, Chris Leavy, James Gowans, Jason LeBlanc, Mark Christensen, and Morgan Lekstrom.

Item 8.01 Other Events.

On January 8, 2026, the Company issued a press release announcing the appointment of Warwick Morley-Jepson to its Board. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 8, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Brett MacKay
Brett MacKay
Chief Financial Officer

Date: January 14, 2026